As filed with the Securities and Exchange Commission on June 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOBILE-HEALTH NETWORK SOLUTIONS

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Venture Drive, #07-06/07 Vision Exchange

Singapore 608526

+65 6222 5223

(Address of Principal Executive Offices, Including Zip Code)

2025 Employee Incentive Plan

(Full Title of the Plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Road Central

Hong Kong SAR

Telephone: +852-3923-1111

Facsimile: +852-3923-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers 480,711 additional Class A ordinary shares, par value $0.000032 per share (the “Class A Ordinary Share(s)”), of Mobile-health Network Solutions (the “Registrant”) under the Registrant’s Employee Incentive Plan (the “Plan”), representing 480,711 Class A Ordinary Shares reserved for issuance under the Plan, as amended with effect from June 6, 2025. The description of the Class A Ordinary Shares set forth under the heading “Description of Share Capital and Governing Documents “ in the Registrant’s prospectus that constitutes part of the Registration Statement on Form F-1 (File No. 333-277254) initially filed publicly by the Registrant with the U.S. Securities and Exchange Commission on February 22, 2024, as subsequently amended and supplemented from time to time thereafter, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed below have been filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Registrant and are incorporated herein by reference to the extent not superseded by documents subsequently filed:

(1)	The Registrant’s prospectus dated April 9, 2024 filed pursuant to Rule 424(b)(4) with the Commission on April 9, 2024;

(2)	The Registrant’s prospectus dated April 1, 2025 filed pursuant to Rule 424(b)(3) with the Commission on April 1, 2025;

(3)	The Registrant’s current reports on Form 6-K furnished to the Commission on May 5, 2025, March 26, 2025, March 6, 2025, February 19, 2025, February 4, 2025, January 17, 2025, December 26, 2024, September 30, 2024, September 23, 2024, September 20, 2024, September 6, 2024, August 22, 2024, May 20, 2024 (and the amendment filed on May 21, 2024), April 22, 2024 and April 15, 2024;

(4)	The Registrant’s annual report on Form 20-F furnished to the Commission on October 23, 2024 (and the amendment filed on October 29, 2024);

(5)	The Registrant’s registration statement on Form F-1 furnished to the Commission on March 21, 2025 (and the amendment filed on March 28, 2025); and

(6)	The description of ordinary shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act, on March 25, 2024 and all other amendments and reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Cayman Islands laws do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, save to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, for example, where a provision purports to provide indemnification against the consequences of committing a crime. Our memorandum and articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former Director (including alternate Director), secretary and other officer of our Company (but not including the Company’s auditors) against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Director (including alternate Director), secretary or officer in or about the conduct of the Registrant’s business or affairs or in the execution or discharge of the existing or former Director’s (including alternate Director’s), secretary’s or officer’s duties, powers, authorities or discretions (including as a result of any mistake of judgment); and

(b)	without limitation to paragraph (a), all costs, expenses (including reasonable attorneys’ fees), losses or liabilities incurred by the existing or former Director (including alternate Director), secretary or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court, whether in the Cayman Islands or elsewhere.

No such existing or former Director (including alternate Director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, wilful default or fraud.

To the extent permitted by the Companies Act (Revised) of the Cayman Islands (“Cayman Companies Act”), the Registrant may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Director (including alternate Director), secretary or officer of the Registrant in respect of any matter identified above on condition that the Director (including alternate Director), secretary or officer must repay the amount paid by the Registrant to the extent that we are ultimately found not liable to indemnify the Director (including alternate Director), secretary or that officer for those legal costs.

We may, to the extent permitted by the Cayman Companies Act, pay or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the Directors, other than liability arising out of that person’s own dishonesty:

(a)	an existing or former Director (including alternate Director), secretary or officer of (i) the Registrant; (ii) a company which is or was a subsidiary of the Registrant; (iii) a company in which the Registrant has or had an interest (whether direct or indirect); and

(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

We have insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1**	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-286026) filed with the Securities and Exchange Commission on March 28, 2025)

4.2**	Specimen certificate evidencing ordinary shares (incorporated by reference to Exhibit 4.1 to our Amendment no. 1 to Registration Statement on Form F-1 (File No. 333-286026) filed with the Securities and Exchange Commission on March 28, 2025)

5.1*	Opinion of Harney Westwood & Riegels

23.1*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1).

23.2*	Consent of JWF Assurance PAC

23.3*	Consent of Simon & Edward, LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1*	2025 Employee Incentive Plan

107 *	Filing Fee Table

*	Filed herewith.

**	Previously filed.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on June 6, 2025

MOBILE-HEALTH NETWORK SOLUTIONS

By:	/s/ Siaw Tung Yeng
Name:	Siaw Tung Yeng
Title:	Co-Chief Executive Officer and Director

SIGNATURES AND POWERS OF ATTORNEY

Each of the undersigned officers and directors of the Registrant hereby severally constitutes and Guohua Huang, acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Siaw Tung Yeng	Co-Chief Executive Officer and Director	June 6, 2025
Siaw Tung Yeng	(Principal Executive Officer)

/s/ Teoh Pui Pui	Co-Chief Executive Officer/Chief Operating Officer/Chairwoman of the Board/Director	June 6, 2025
Teoh Pui Pui	(Principal Executive Officer)

/s/ Peng Chee Yong	Chief Financial Officer	June 6, 2025
Peng Chee Yong	(Principal Financial Officer and Accounting Officer)

/s/ Ho Hin Yip	Independent Director	June 6, 2025
Ho Hin Yip

/s/ Tam Kim Han Raymond	Independent Director	June 6, 2025
Tam Kim Han Raymond

/s/ Gabe Rijpma	Independent Director	June 6, 2025
Gabe Rijpma

Authorized U.S. Representative

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York on June 6, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President